SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

  Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 12, 2002, Xcel Energy’s Chairman, President and Chief Executive Officer, Wayne H. Brunetti, and its Vice President and Chief Financial Officer, Edward J. McIntyre, submitted their statements under oath in response to the order of the Securities and Exchange Commission pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934 (SEC File No. 4-460). The statements affirmed the applicable SEC filings.

See copies of the statements attached as exhibits 99.01 and 99.02.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.01	Statement Under Oath Principal Executive Officer
99.02	Statement Under Oath Principal Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ EDWARD J. MCINTYRE

Edward J. McIntyre
Vice President and Chief Financial Officer
August 12, 2002